Exhibit 99.2

NASDAQ: INM Suite 310-815 W. Hastings St. Vancouver, BC, Canada V6C 1B4 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Pharmaceuticals Announces the Closing of $5.2 Million Private
Placement and Preferred Investment Option Exercise Priced At-the-Market under Nasdaq Rules

Vancouver, BC – October 26, 2023 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (Nasdaq: INM), a leader in the pharmaceutical research, development, manufacturing and commercialization of rare cannabinoids and cannabinoid analogs, today announced that it has closed its previously announced offering for the issuance and sale of 3,012,049 pre-funded warrants and preferred investment options to purchase up to an aggregate of 3,012,049 common shares, at a purchase price of $0.83 per pre-funded and associated preferred investment option in a private placement priced at-the-market under Nasdaq rules (the “private placement”).

Pursuant to a previously announced definitive agreement with respect to certain of its outstanding preferred investment options issued in November 2022 and exercisable for 3,272,733 common shares, in the aggregate, the holders of such outstanding preferred investment options have exercised such preferred investment options for cash at a reduced exercise price of $0.83 per share, in exchange for unregistered new preferred investment options to purchase up to 6,545,466 common shares (the “preferred investment option exercise” and, collectively with the private placement, the “offerings”). The common shares issuable upon exercise of the preferred investment options are registered pursuant to effective registration statement on Form S-1 (File No. 333-268700) filed with the U.S. Securities Exchange (“SEC”) on December 7, 2022 and declared effective on December 14, 2022. The new preferred investment options issued in the offerings are exercisable immediately at an exercise price of $0.83 per share and expire five and one-half years from the date of issuance.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offerings.

The aggregate gross proceeds to the Company from the offerings were approximately $5.2 million, before deducting placement agent fees and other offering expenses. The Company intends to use the net proceeds from the offerings to continue pipeline development of its pharmaceutical drug candidates, support commercial sales of rare cannabinoids through its subsidiary BayMedica LLC, and for general working capital purposes.

The securities sold in the private placement and the new preferred investment options sold in the preferred investment option exercise described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) and Regulation D promulgated thereunder and, along with the common shares underlying the new preferred investment options sold in the offerings, have not been registered under the Act or applicable state securities laws. Accordingly, such securities may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. The securities were offered only to accredited investors. Pursuant to a registration rights agreement, the Company has agreed to file one or more registration statements with the SEC covering the resale of the unregistered securities to be issued in the private placement and the new preferred investment options to be issued in the preferred investment option exercise.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About InMed

InMed Pharmaceuticals is a global leader in the research, development, manufacturing and commercialization of rare cannabinoids, including clinical and preclinical programs targeting the treatment of diseases with high unmet medical needs. We also have significant know-how in developing proprietary manufacturing approaches to produce cannabinoids for various market sectors. For more information, visit www.inmedpharma.com.

Investor Contact:

Colin Clancy

Vice President, Investor Relations

and Corporate Communications

T: +1.604.416.0999

E: cclancy@inmedpharma.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes statements about: the use of the net proceeds of the offerings; the filing of a registration statement by InMed with the SEC covering the resale of the unregistered securities issued in the offerings and the next stages of the Company’s products and commercial activities.

With respect to the forward-looking information contained in this news release, InMed has made numerous assumptions regarding, among other things: the ability to obtain all necessary regulatory approvals on a timely basis, or at all; the closing of the offerings on a timely basis on the terms described herein, or at all; and continued economic and market stability. While InMed considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause InMed’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing InMed’s stand-alone business is disclosed in InMed’s Annual Report on Form 10-K and other filings with the SEC on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.